Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.  PRICES OFFERING OF

$285 MILLION OF TACK-ON TO EXISTING 10% SENIOR SECURED NOTES DUE 2017

EFFECTIVE INTEREST RATE ON NOTES 8.5 PERCENT

NOTES SOLD AT PREMIUM OF 107%

NOTE PROCEEDS TO BE USED TO FINANCE HERLEY ACQUISITION

SAN DIEGO, CA, March 23, 2011—Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) announced today that its wholly-owned subsidiary, Acquisition Co. Lanza Parent, has priced a private offering of $285 million aggregate principal amount of its 10% Senior Secured Notes due 2017 (the “Notes”).  Promptly after the closing of the acquisition of 100% of the equity of Herley, the Notes will be exchanged for additional tack-on notes of $285 million aggregate principal amount of the existing 10% Senior Secured Notes due 2017 of Kratos. The estimated gross proceeds of approximately $305 million, which includes an approximate $20 million of issuance premium, will be used, together with cash contributions from Kratos, to finance the acquisition of all of the outstanding shares of common stock of Herley Industries, Inc., to pay related fees and expenses and for general corporate purposes.   The effective interest rate of the Notes, net of the issuance premium, is approximately 8.5% per annum.  The offering of the Notes is expected to close on March 25, 2011, subject to at least a majority of Herley common stock on a fully-diluted basis having been accepted for payment by Kratos in the tender offer and subject to other customary closing conditions.

The Notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, any other United States federal securities laws or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized national security business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for national security platforms and programs. Kratos’ areas of expertise include C5ISR, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 2,900, the majority of which hold an active national security clearance.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding the completion of the proposed offering and Kratos’ use of the proceeds from the offering.  Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed offering. There can be no assurance that Kratos will be able to complete the proposed offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Kratos’ business in general, see the risk disclosures in Kratos’ SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 26, 2010 and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other filings made with the SEC by Kratos.  All forward-looking statements included in this news release are based on information available at the time of the release. Kratos is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.